United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2024

Newcourt Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40929	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Broadway, Suite 705

Oakland, CA 94612

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (657) 271-4617

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one Redeemable Warrant	NCACU	The Nasdaq Stock Market LLC

Class A ordinary share, par value $0.0001 per share, included as part of the units	NCAC	The Nasdaq Stock Market LLC

Redeemable warrants, each exercisable for one Class A ordinary share for $11.50 per share, included as part of the units	NCACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 22, 2024, Newcourt Acquisition Corp (the “Company”) held an extraordinary general meeting of shareholders (the “Extension Meeting”) for the purpose of considering and voting on the Extension Amendment and the Trust Agreement Amendment (each as defined below) and, if presented, the proposal to adjourn the Extension Meeting to a later date.

At the Extension Meeting, the shareholders of the Company approved the amendment to the Company’s investment management trust agreement, dated as of October 19, 2021, as amended, by and between the Company and Continental Stock Transfer & Trust Company (the “Trust Agreement Amendment”) to extend the date by which the Company must consummate an initial business combination for one (1) month, from January 22, 2024 to February 22, 2024.

The foregoing description of the Trust Agreement Amendment is a summary only and is qualified in its entirety by reference to the full text of the Trust Agreement Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the Extension Meeting, the shareholders of the Company also approved an amendment (the “Extension Amendment”) to the Company’s Amended and Restated Memorandum and Articles of Association, as amended, to extend the date by which the Company must consummate an initial business combination for one (1) month, from January 22, 2024 to February 22, 2024.

Under Cayman Islands law, the Extension Amendment took effect upon approval by the shareholders. The Company plans to file the amendment to the Charter with the Cayman Islands General Registry within 15 days of the Extension Meeting.

The foregoing description is qualified in its entirety by reference to the Extension Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 22, 2024, the Company held the Extension Meeting for the purposes of considering and voting upon the Extension Amendment, the Trust Agreement Amendment and, if presented, the proposal to adjourn the Extension Meeting to a later date. As of the record date of January 11, 2024, there were a total of 8,788,021 ordinary shares, including 8,788,021 Class A ordinary shares and 0 Class B ordinary shares, issued and outstanding and entitled to vote at the Extension Meeting. There were 7,642,000 ordinary shares present at the Extension Meeting in person or represented by proxy, or approximately 87% of the total shares issued and outstanding and entitled to vote at the Extension Meeting, representing a quorum.

The Extension Amendment was approved by a special resolution of the Company’s shareholders, and received the following votes:

For	Against	Abstain
7,642,000	0	0

The Trust Agreement Amendment was approved by the affirmative vote of at least 65% of the Company’s outstanding Class A ordinary shares and Class B ordinary shares, and received the following votes:

For	Against	Abstain
7,642,000	0	0

The adjournment proposal was not presented to the shareholders because there were sufficient votes to approve the Extension Amendment and the Trust Agreement Amendment.

In connection with the Extension Meeting, shareholders holding 63,635 public shares exercised their right to redeem their shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, approximately $735,000 (approximately $11.56 per public share redeemed in connection with the Extension Meeting) will be removed from the Trust Account to pay such holders.

As previously announced, in connection with the extraordinary general meeting of shareholders held in connection with the proposed business combination with Psyence Biomed II Corp., the Company’s public shareholders holding 929,727 public shares validly elected to redeem their shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, approximately $10.74 million (approximately $11.56 per public share redeemed in connection with the Extension Meeting) will be removed from the Trust Account to pay such holders.

Following such redemptions, the Company will have 119,659 public shares outstanding and approximately $1.38 million will remain in the Trust Account.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
3.1	Amendment to Amended and Restated Memorandum and Articles of Association of the Company
10.1	Amendment to the Investment Management Trust Agreement, dated January 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWCOURT ACQUISITION CORP

By:	/s/ Marc Balkin
Name: Marc Balkin
Title: Chief Executive Officer

Dated: January 24, 2024